Exhibit No. 99

REGIS REPORTS SECOND QUARTER 2021 RESULTS AND TAKES ACTION ON A NUMBER OF INITIATIVES TO POSITION THE COMPANY FOR GROWTH
The Company Continues To Make Progress In Its Transition To A Fully-Franchised Model With The Sale And Conversion Of An Additional 145 Company-Owned Salons To Its Franchise Portfolio During The Quarter
Second Quarter 2021 Results Were Materially Impacted By The COVID-19 Pandemic; Excluding Discrete Items, The Company Reported Second Quarter 2021 Adjusted Net Loss of $25.9 Million
As Of December 31, 2020, Approximately 84% Of The Company's Salon Portfolio Was Franchised

	Three Months Ended December 31,		Six Months Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019

Consolidated Revenue	$104,320	$208,765	$215,716	$455,803
System-wide Revenue (1)	$261,452	$428,731	$523,573	$878,019

System-wide Same-Store Sales Comps (2)	(32.0)%	(2.3)%	(32.3)%	(1.7)%
Franchise Same-Store Sales Comps (2)	(31.1)%	(1.4)%	(31.5)%	(0.8)%
Company-owned Same-Store Sales Comps	(36.2)%	(3.6)%	(35.4)%	(2.7)%

Operating Loss	$(26,755)	$(7,466)	$(58,345)	$(17,372)
Loss From Continuing Operations	$(32,879)	$(16,520)	$(68,144)	$(30,698)
Diluted Loss per Share From Continuing Operations	$(0.92)	$(0.46)	$(1.90)	$(0.85)
EBITDA (3)	$(20,030)	$(9,178)	$(38,968)	$(15,020)
as a percent of revenue	(19.2)%	(4.4)%	(18.1)%	(3.3)%

As Adjusted (3)
Net (Loss) Income, as Adjusted	$(25,902)	$4,622	$(53,833)	$18,522
Diluted (Loss) Income per Share, as Adjusted	$(0.72)	$0.13	$(1.50)	$0.50
EBITDA, as Adjusted (3)	$(17,526)	$17,014	$(36,169)	$46,799
as a percent of revenue	(16.8)%	8.1%	(16.8)%	10.3%
_______________________________________________________________________________
(1)Represents total sales within the system, excluding TBG franchise sales.
(2)System-wide and franchise same-store sales excludes TBG in both periods.
(3)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, February 3, 2021 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating technology enabled hair salons, today reported a second quarter 2021 net loss from continuing operations of $32.9 million, or $0.92 loss per diluted share as compared to a net loss from continuing operations of $16.5 million, or $0.46 loss per diluted share in the second quarter of 2020. The Company’s second quarter reported results included $7.0 million of discrete items. Excluding discrete items, the Company reported second quarter 2021 adjusted net loss of $25.9 million, or $0.72 loss per diluted share as compared to adjusted net income of $4.6 million, or $0.13 earnings per diluted share, for the same period last year. The year-over-year decrease in adjusted net income was driven primarily by the decrease in the gain from the sale of salons to franchisees of $18.2 million due to lower proceeds per salon in the current year. The elimination of adjusted net income that had been generated in the prior year period from the 768 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months also contributed to the decline, but this was partially offset by significant reductions in general and administrative expense and marketing. Additionally, the Company estimates it lost approximately $35 million in revenue due to government-mandated salon closures and lower traffic due to the COVID-19 pandemic.
Total revenue in the quarter of $104.3 million decreased $104.4 million, or 50.0%, year-over-year driven primarily by the conversion of a net 768 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months and due to the impact of the COVID-19 pandemic.
Second quarter adjusted EBITDA loss of $17.5 million decreased $34.5 million, versus the same period last year. Excluding the $3.2 million adjusted loss and $15.0 million adjusted gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA loss of $14.3 million was $16.3 million unfavorable versus the same period last year. This was driven primarily by the elimination of adjusted EBITDA that had been generated in the prior year period from the 768 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months, partially offset by significant reductions in general and administrative expense and marketing spend.
Felipe Athayde, President and Chief Executive Officer, commented, "While the effects of the pandemic are evident in our results, we remain very confident about the strength of our business and our brands. Over the past quarter, we have executed on a number of strategic initiatives including a brand-centric corporate reorganization, the implementation of a zero-based budgeting process, an evolution of our corporate salon refranchising strategy, and the launch of new salon automation functionalities to our proprietary POS and salon management technology: Opensalon® PRO. These initiatives were designed to transform Regis into a nimble, performance-driven, data-oriented organization, which we believe will position Regis well for a solid comeback."

Second Quarter Segment Results
Franchise Salons

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)

(Dollars in millions) (1)	2020	2019		2020	2019

Revenue
Product	$14.2	$16.2	$(2.0)	$28.0	$28.0	$—
Product sold to TBG mall locations	—	0.7	(0.7)	—	2.0	(2.0)
Total product	14.2	16.9	(2.7)	28.0	30.0	(2.0)
Royalties and fees	19.9	29.3	(9.4)	37.9	57.4	(19.5)
Franchise rental income	32.3	33.6	(1.3)	64.6	65.1	(0.5)
Total franchised salons revenue	$66.4	$79.8	$(13.4)	$130.4	$152.4	$(22.0)

Franchise Same-Store Sales Comps (2)	(31.1)%	(1.4)%		(31.5)%	(0.8)%

EBITDA, as Adjusted	$10.8	$13.1	$(2.3)	$17.7	$24.9	$(7.2)
as a percent of revenue	16.2%	16.4%		13.6%	16.4%
as a percent of adjusted revenue (3)	36.6%	37.6%		31.3%	38.8%

Total Franchise Salons	5,269	4,790	479
as a percent of total Franchise and Company-owned salons	83.6%	67.8%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)TBG is excluded from same-store sales in all periods.
(3)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

Second quarter Franchise revenue was $66.4 million, a $13.4 million, or 16.8% decrease compared to the prior year quarter, and included franchise rental income of $32.3 million. Royalties and fees were $19.9 million, a $9.4 million, or 32.2% decrease versus the same period last year. Royalties and other franchise fees decreased $3.5 million due to an estimated $5.5 million decrease in royalties due to the COVID-19 pandemic, partially offset by an increase in franchisees. Advertising funds decreased $6.0 million also related to the COVID-19 pandemic. Product sales to franchisees of $14.2 million decreased $2.7 million versus the same period last year due to lower same-store retail sales due primarily to the COVID-19 pandemic. Franchise adjusted EBITDA of $10.8 million decreased $2.3 million, or 17.6% year-over-year primarily due to the decline in franchise same-store sales of 31.1% primarily related to the COVID-19 pandemic. Total franchised locations open at December 31, 2020 were 5,269 compared to 4,790 at December 31, 2019.

Company-Owned Salons

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)

(Dollars in millions) (1)	2020	2019		2020	2019

Total Revenue	$37.9	$128.9	$(91.0)	$85.3	$303.4	$(218.1)
Company-owned Same-Store Sales Comps	(36.2)%	(3.6)%		(35.4)%	(2.7)%
Year-over-Year Ticket change	10.8%	3.0%		12.3%	3.0%
Year-over-Year Transaction change	(47.0)%	(6.6)%		(47.7)%	(5.7)%

EBITDA, as Adjusted	$(10.7)	$4.2	$(14.9)	$(21.4)	$15.7	$(37.1)
as a percent of revenue	(28.2)%	3.3%		(25.1)%	5.2%

Total Company-owned salons	1,037	2,277	(1,240)
as a percent of total Franchise and Company-owned salons	16.4%	32.2%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

Second quarter revenue for the Company-owned salon segment decreased $91.0 million, or 70.6%, versus the prior year to $37.9 million. The year-over-year decline in revenue was driven by the decrease of a net 768 salons sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the closure of a net 472 unprofitable salons over the past 12 months and a decline in revenue due to the COVID-19 pandemic. Company-owned same-store sales decreased 36.2%, primarily driven by a 47.0% decrease in transactions related to the COVID-19 pandemic, partially offset by a 10.8% increase in average ticket.
Second quarter adjusted EBITDA decreased $14.9 million, or 352.6%, versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 768 company-owned salons that were sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the impacts of the COVID-19 pandemic, and the decline in service and product margins, partially offset by a decrease in general and administrative expense and marketing spend.

Other Key Events
•In October 2020, Felipe Athayde joined the Company as CEO and President to lead the Company as it enters its growth phase.
•In December 2020, the Company announced a brand-centric reorganization. This reorganization is the first major strategic initiative by Felipe Athayde, the Company's CEO, and reorients the Company to focus on the performance of its brands and the profitability of its franchisees. As part of the reorganization, Supercuts, SmartStyle and Portfolio Brands (a collection of growth and innovation concepts), are each run by a Brand President and dedicated team. This presents a departure from the Company's previous organizing principle that only distinguished between the Franchise and Company-owned businesses.
•Continued migration of the Company's proprietary cloud-based salon management and point of commerce solution, Opensalon PRO. Approximately 1,000 salons, or 18%, of our franchise salons, have signed contracts to install Opensalon PRO, with approximately 350 salons currently live.
•Launched a comprehensive zero-based budget and zero-based organization initiative, to align our cost structure with our brand-focused franchise strategy.
•The Company continues its extensive lease re-negotiation efforts; since mid-May total system-wide lease savings of over $9 million have been achieved.
•Today, the Company filed a $150 million shelf registration and $50 million prospectus supplement with the Securities and Exchange Commission under which it may offer and sell, from time to time, up to $50 million worth of its of its Class A common stock in “at-the-market offerings.” Net proceeds from sales of shares under the “at-the-market” program, if any, may be used, among other things, to fund working capital requirements, repay debt, and support of our growth strategies. Such strategies may include positioning the Company for potential expansion through targeted industry acquisitions and alternatives to fund additional capital investment requirements related to potential partnership opportunities to facilitate continued growth of our proprietary technology, Opensalon PRO. The timing and amount of sales of shares, if any, will depend on a variety of factors, including prevailing market conditions, the trading price of shares, and other factors as determined by the Company.
•The Company continues to make meaningful progress on its multi-year strategy to convert to a fully-franchised model. During the second quarter, it sold and transferred 145 company-owned salons to its asset-light franchise portfolio. The Company is still committed to converting to a fully-franchise capital-light business.
•The impact of the transactions closed in the quarter is as follows:

	Three Months Ended December 31,		Increase (Decrease)	Six Months Ended December 31,		Increase (Decrease)

	2020	2019		2020	2019

	(Dollars in thousands)

Salons sold to franchisees	145	443	(298)	282	988	(706)
Cash proceeds received	$3,413	$31,468	$(28,055)	$7,148	$69,414	$(62,266)

(Loss) gain on venditions, excluding goodwill derecognition	$(3,226)	$14,993	$(18,219)	$(3,888)	$41,213	$(45,101)
Non-cash goodwill derecognition	—	(27,400)	27,400	—	(59,480)	59,480
Loss from sale of salon assets to franchisees, net	$(3,226)	$(12,407)	$9,181	$(3,888)	$(18,267)	$14,379

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing second quarter results on February 4, 2021, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (888) 254-3590 and entering access code 9126102. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 9126102.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of December 31, 2020, the Company franchised, owned or held ownership interests in 6,384 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These uncertainties include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, as well as the health and risk appetite of our stylists, customers and employees to return to the salon environment; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; our new company-owned back office management system may not yield the intended results on timing and amounts due to the COVID-19 pandemic, efforts by our current third-party back office management system vendor to make it difficult for our franchisees to convert to our new company-owned system, and the pending litigation with that third-party vendor; the impact of the COVID-19 pandemic on our key suppliers; the ability to address rent obligations incurred during the government-mandated hibernation of our salons related to the COVID-19 pandemic and the ability to obtain long-term rent concessions; the ability to operate or sell the salons transferred back from TBG; the outcome of the review by the administrator in TBG's insolvency proceedings in the United Kingdom; compliance with credit facility covenants and access to the existing revolving credit facility; our and our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; success of the sale of salons to franchisees; if our capital investments in technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; the impact of recent actions by Walmart; marketing efforts to drive traffic to our franchisees' salons; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; continued ability to compete in our business markets; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; changes in economic conditions; changes in consumer tastes and fashion trends; failure at our distribution centers; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	December 31, 2020	June 30, 2020

ASSETS
Current assets:
Cash and cash equivalents	$50,850	$113,667
Receivables, net	31,185	31,030
Inventories	51,483	62,597
Other current assets	17,226	19,138
Total current assets	150,744	226,432

Property and equipment, net	43,579	57,176
Goodwill	228,950	227,457
Other intangibles, net	4,532	4,579
Right of use asset	637,108	786,216
Other assets	40,237	40,934
Total assets	$1,105,150	$1,342,794

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,922	$50,918
Accrued expenses	49,277	48,825
Short-term lease liability	127,649	137,271
Total current liabilities	213,848	237,014

Long-term debt, net	177,500	177,500
Long-term lease liability	540,930	680,454
Long-term financing liabilities	27,640	27,981
Other non-current liabilities	86,784	94,142
Total liabilities	1,046,702	1,217,091
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 35,768,086 and 35,625,716 common shares at December 31, 2020 and June 30, 2020, respectively	1,788	1,781
Additional paid-in capital	22,076	22,011
Accumulated other comprehensive income	8,786	7,449
Retained earnings	25,798	94,462
Total shareholders’ equity	58,448	125,703
Total liabilities and shareholders’ equity	$1,105,150	$1,342,794

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three And Six Months Ended December 31, 2020 And 2019
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

Revenues:
Service	$28,987	$101,805	$65,395	$243,746
Product	23,146	43,983	47,895	89,639
Royalties and fees	19,902	29,347	37,858	57,364
Franchise rental income	32,285	33,630	64,568	65,054
Total revenue	104,320	208,765	215,716	455,803
Operating expenses:
Cost of service	22,097	67,358	50,620	157,840
Cost of product	17,203	27,258	33,572	53,585
Site operating expenses	10,350	26,330	23,589	59,272
General and administrative	26,690	32,691	52,837	73,316
Rent	12,902	20,495	26,127	44,759
Franchise rent expense	32,285	33,630	64,568	65,054
Depreciation and amortization	6,388	7,747	13,764	17,127
Long-lived asset impairment	3,160	—	8,984	—
TBG mall location restructuring	—	722	—	2,222
Total operating expenses	131,075	216,231	274,061	473,175

Operating loss	(26,755)	(7,466)	(58,345)	(17,372)

Other (expense) income:
Interest expense	(3,701)	(1,464)	(7,463)	(2,903)
Loss from sale of salon assets to franchisees, net	(3,226)	(12,407)	(3,888)	(18,267)
Interest income and other, net	403	2,869	517	3,040

Loss from continuing operations before income taxes	(33,279)	(18,468)	(69,179)	(35,502)

Income tax benefit	400	1,948	1,035	4,804

Loss from continuing operations	(32,879)	(16,520)	(68,144)	(30,698)

Income from discontinued operations, net of taxes	—	79	—	452

Net loss	$(32,879)	$(16,441)	$(68,144)	$(30,246)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(0.92)	$(0.46)	$(1.90)	$(0.85)
Income from discontinued operations	0.00	0.00	0.00	0.01
Net loss per share, basic and diluted (1)	$(0.92)	$(0.46)	$(1.90)	$(0.84)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	35,931	35,798	35,889	36,028
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(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For The Six Months Ended December 31, 2020 And 2019
(Dollars in thousands)

	Six Months Ended December 31,
	2020	2019

Cash flows from operating activities:
Net loss	$(68,144)	$(30,246)
Adjustments to reconcile net loss to cash used in operating activities:
Non-cash adjustments related to discontinued operations	—	(586)
Depreciation and amortization	11,123	14,484
Salon asset impairment	—	2,643
Long-lived asset impairment	8,984	—
Deferred income taxes	(669)	(6,380)
Gain from sale of company headquarters, net	—	(2,513)
Loss from sale of salon assets to franchisees, net	3,888	18,267
Stock-based compensation	89	2,139
Amortization of debt discount and financing costs	875	138
Other non-cash items affecting earnings	202	(243)
Changes in operating assets and liabilities, excluding the effects of asset sales	(21,812)	(17,032)
Net cash used in operating activities	(65,464)	(19,329)

Cash flows from investing activities:
Capital expenditures	(7,502)	(17,576)
Proceeds from sale of assets to franchisees	7,148	69,414
Costs associated with sale of salon assets to franchisees	(222)	(1,550)
Proceeds from company-owned life insurance policies	1,200	—
Proceeds from sale of company headquarters	—	8,996
Net cash provided by investing activities	624	59,284

Cash flows from financing activities:
Repayments of revolving credit facility	—	(30,000)
Repurchase of common stock	—	(28,246)
Taxes paid for shares withheld	(212)	(1,809)
Minority interest buyout	(562)	—
Distribution center lease payments	(478)	(480)
Net cash used in financing activities	(1,252)	(60,535)

Effect of exchange rate changes on cash and cash equivalents	(68)	122

Decrease in cash, cash equivalents, and restricted cash	(66,160)	(20,458)

Cash, cash equivalents and restricted cash:
Beginning of period	122,880	92,379
End of period	$56,720	$71,921

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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	December 31, 2020			December 31, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(32.3)%	(31.9)%	(32.2)%	(2.0)%	(9.6)%	(4.3)%
Supercuts	(33.2)	(29.6)	(32.9)	(0.4)	(11.8)	(1.1)
Portfolio Brands	(30.9)	(23.8)	(30.0)	(1.5)	(8.0)	(2.3)
Total	(32.4)%	(28.9)%	(32.0)%	(1.1)%	(9.6)%	(2.3)%

	Six Months Ended
	December 31, 2020			December 31, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(33.6)%	(31.3)%	(33.0)%	(0.9)%	(8.6)%	(3.1)%
Supercuts	(33.5)	(28.0)	(33.2)	0.2	(9.8)	(0.4)
Portfolio Brands	(31.2)	(21.7)	(30.1)	(1.3)	(6.7)	(2.0)
Total	(32.8)%	(27.7)%	(32.3)%	(0.5)%	(8.3)%	(1.7)%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2021 so they are excluded from fiscal year 2020 same-store sales for comparability.

FRANCHISE SAME-STORE SALES (1):

	Three Months Ended
	December 31, 2020			December 31, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(29.3)%	(33.9)%	(30.4)%	(5.1)%	(14.8)%	(7.6)%
Supercuts	(32.7)	(28.6)	(32.5)	0.1	(10.5)	(0.5)
Portfolio Brands	(29.5)	(20.7)	(28.4)	(0.4)	(6.8)	(1.4)
Total	(31.4)%	(28.1)%	(31.1)%	(0.4)%	(10.1)%	(1.4)%

	Six Months Ended
	December 31, 2020			December 31, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(30.2)%	(33.3)%	(31.0)%	(4.3)%	(16.6)%	(7.6)%
Supercuts	(33.1)	(27.1)	(32.7)	0.9	(8.8)	0.3
Portfolio Brands	(30.1)	(18.4)	(28.8)	—	(7.3)	(1.0)
Total	(32.0)%	(26.3)%	(31.5)%	0.3%	(10.1)%	(0.8)%
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(1)Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2021 so they are excluded from fiscal year 2020 same-store sales for comparability.

COMPANY-OWNED SAME-STORE SALES (2):

	Three Months Ended
	December 31, 2020			December 31, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(38.2)%	(29.0)%	(35.3)%	(1.2)%	(8.6)%	(3.5)%
Supercuts	(39.9)	(40.3)	(40.0)	(3.9)	(17.7)	(5.1)
Portfolio Brands	(35.3)	(33.9)	(35.1)	(2.5)	(9.4)	(3.3)
Total	(37.3)%	(31.2)%	(36.2)%	(2.1)%	(9.3)%	(3.6)%

	Six Months Ended
	December 31, 2020			December 31, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(38.0)%	(29.4)%	(35.4)%	(0.1)%	(7.1)%	(2.2)%
Supercuts	(39.7)	(37.1)	(39.5)	(3.6)	(13.4)	(4.4)
Portfolio Brands	(33.9)	(30.8)	(33.6)	(2.4)	(6.0)	(2.8)
Total	(36.6)%	(30.3)%	(35.4)%	(1.6)%	(7.2)%	(2.7)%
_______________________________________________________________________________
(2)Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	December 31, 2020	June 30, 2020

FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,535	1,317
Supercuts	2,368	2,508
Portfolio Brands (1)	1,207	1,217
Total North American salons	5,110	5,042
Total International Salons (2)	159	167
Total Franchise Salons	5,269	5,209
as a percent of total Franchise and Company-owned salons	83.6%	76.1%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	466	751
Supercuts	154	210
Portfolio Brands (1)	340	505
Mall-based (3)	77	166
Total Company-owned salons	1,037	1,632
as a percent of total Franchise and Company-owned salons	16.4%	23.9%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	78	82

Grand Total, System-wide	6,384	6,923
_______________________________________________________________________________
(1)Portfolio Brands was previously referred to as Signature Style.
(2)Canadian and Puerto Rican salons are included in the North American salon totals.
(3)The mall-based salons were acquired from TBG on December 31, 2019. They are included in continuing operations under the Company-owned operating segment from January 1, 2020.

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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating loss, net (loss) income, net (loss) income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.

Non-GAAP reconciling items for the three and six months ended December 31, 2020 and 2019:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•Employee litigation reserve
•Professional fees
•Severance expense
•CEO transition
•Corporate office transition
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease Liability Benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligations
•Long-lived asset impairment
•TBG restructuring
•Goodwill derecognition
•TBG discontinued operations

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating loss and U.S. GAAP net loss to equivalent non-GAAP measures
		Three Months Ended December 31,		Six Months Ended December 31,
	U.S. GAAP financial line item	2020	2019	2020	2019

U.S. GAAP revenue		$104,320	$208,765	$215,716	$455,803

U.S. GAAP operating loss		$(26,755)	$(7,466)	$(58,345)	$(17,372)

Non-GAAP operating expense adjustments (1)
Employee litigation reserve	Site operating expenses	—	(600)	—	(600)
Professional fees	General and administrative	1,216	115	2,943	115
Severance	General and administrative	2,022	497	2,391	2,917
CEO Transition	General and administrative	—	—	(1,294)	—
Corporate office transition	Rent	—	404	—	404
Lease liability benefit	Rent	(2,226)	—	(8,286)	—
Lease termination fees	Rent	1,117	—	6,670	—
Real estate fees	Rent	375	—	375	—
Asset retirement obligation	Depreciation and amortization	1,383	—	2,672	—
Long-lived asset impairment	Long-lived asset impairment	3,160	—	8,984	—
TBG restructuring	TBG restructuring	—	968	—	2,468
Total non-GAAP operating expense adjustments		7,047	1,384	14,455	5,304

Non-GAAP operating loss (1)		$(19,708)	$(6,082)	$(43,890)	$(12,068)

U.S. GAAP net loss		$(32,879)	$(16,441)	$(68,144)	$(30,246)

Non-GAAP net income adjustments:
Non-GAAP revenue adjustments		—	—	—	—
Non-GAAP operating expense adjustments		7,047	1,384	14,455	5,304
Corporate office transition	Interest income and other, net	—	(2,513)	—	(2,513)
Goodwill derecognition	Interest income and other, net	—	27,400	—	59,480
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(70)	(5,129)	(144)	(13,051)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	—	(79)	—	(452)
Total non-GAAP net income adjustments		6,977	21,063	14,311	48,768
Non-GAAP net (loss) income		$(25,902)	$4,622	$(53,833)	$18,522
_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended December 31, 2020 and 2019 were 18.9% and 2.9%, and were 20.3% and 2.6% for the six months ended December 31, 2020 and 2019, respectively, and are calculated as non-GAAP operating loss divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% and 22% for the three and six months ended December 31, 2020 and 2019, respectively, for all non-GAAP operating expense adjustments.

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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net (loss) income per diluted share
	Three Months Ended December 31,		Six Months Ended December 31,
	2020	2019	2020	2019

U.S. GAAP net loss per diluted share	$(0.915)	$(0.459)	$(1.899)	$(0.840)
Employee litigation reserve (1)	—	(0.013)	—	(0.013)
Professional fees (1)	0.034	0.002	0.081	0.002
Severance (1)	0.055	0.010	0.067	0.061
CEO Transition (1)	—	—	(0.036)	—
Corporate office transition (1)	—	(0.044)	—	(0.044)
Lease liability benefit (1)	(0.061)	—	(0.229)	—
Lease termination fees (1)	0.031	—	0.184	—
Real estate fees (1)	0.010	—	0.010	—
Asset retirement obligation (1)	0.038	—	0.074	—
Long-lived asset impairment (1)	0.087	—	0.248	—
TBG restructuring (1)	—	0.020	—	0.052
Goodwill derecognition (1)	—	0.593	—	1.259
TBG discontinued operations, net of tax	—	(0.002)	—	(0.012)
Impact of change in weighted average shares (3)	—	0.018	—	0.031
Non-GAAP net (loss) income per diluted share (2)	$(0.721)	$0.125	$(1.500)	$0.496

U.S. GAAP Weighted average shares - basic	35,931	35,798	35,889	36,028
U.S. GAAP Weighted average shares - diluted	35,931	35,798	35,889	36,028
Non-GAAP Weighted average shares - diluted (3)	35,931	37,120	35,889	37,366
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% and 22% for the three and six months ended December 31, 2020 and 2019, respectively, for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
(3)Non-GAAP net (loss) income per share reflects the weighted average shares associated with non-GAAP net (loss) income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three and six months ended December 31, 2019 included additional shares for common stock equivalents of 1.3 million. The impact of the adjustments described above result in the impact of the common stock equivalents to be dilutive to the non-GAAP net income per share. For the three and six months ended December 31, 2020, the impact of the adjustments described above resulted in a non-GAAP net loss, therefore, the impact of the common stock equivalents is not dilutive.

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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Income (Loss) To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net (loss) income for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and six months ended December 31, 2020, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net (loss) income to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended December 31, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$10,430	$(17,370)	$(25,939)	$(32,879)
Interest expense, as reported	—	—	3,701	3,701
Income taxes, as reported	—	—	(400)	(400)
Depreciation and amortization, as reported	289	4,311	1,788	6,388
Long-lived asset impairment	94	3,066	—	3,160
EBITDA (as defined above)	$10,813	$(9,993)	$(20,850)	$(20,030)

Professional fees	—	—	1,216	1,216
Severance	—	—	2,022	2,022
Lease liability benefit	(34)	(2,192)	—	(2,226)
Lease termination fees	—	1,117	—	1,117
Real estate fees	—	375	—	375
Adjusted EBITDA, non-GAAP financial measure	$10,779	$(10,693)	$(17,612)	$(17,526)

	Three Months Ended December 31, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$12,126	$(1,105)	$(27,462)	$(16,441)
Interest expense, as reported	—	—	1,464	1,464
Income taxes, as reported	—	—	(1,948)	(1,948)
Depreciation and amortization, as reported	210	5,938	1,599	7,747
EBITDA (as defined above)	$12,336	$4,833	$(26,347)	$(9,178)

Professional fees	—	—	115	115
Severance	—	—	497	497
Employee litigation reserve	—	(600)	—	(600)
TBG restructuring	722	—	246	968
Corporate office transition	—	—	(2,109)	(2,109)
Goodwill derecognition	—	—	27,400	27,400
TBG discontinued operations, net of income tax	—	—	(79)	(79)
Adjusted EBITDA, non-GAAP financial measure	$13,058	$4,233	$(277)	$17,014
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended December 31, 2020 and 2019 were (19.2)% and (4.4)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended December 31, 2020 and 2019 were (16.8)% and 8.1%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

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	Six Months Ended December 31, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$16,776	$(38,116)	$(46,804)	$(68,144)
Interest expense, as reported	—	—	7,463	7,463
Income taxes, as reported	—	—	(1,035)	(1,035)
Depreciation and amortization, as reported	563	9,393	3,808	13,764
Long-lived asset impairment	704	8,280	—	8,984
EBITDA (as defined above)	$18,043	$(20,443)	$(36,568)	$(38,968)

Professional fees	—	—	2,943	2,943
Severance	—	—	2,391	2,391
CEO Transition	—	—	(1,294)	(1,294)
Lease liability benefit	(298)	(7,988)	—	(8,286)
Lease termination fees	—	6,670	—	6,670
Real estate fees	—	375	—	375
Adjusted EBITDA, non-GAAP financial measure	$17,745	$(21,386)	$(32,528)	$(36,169)

	Six Months Ended December 31, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$22,335	$4,296	$(56,877)	$(30,246)
Interest expense, as reported	—	—	2,903	2,903
Income taxes, as reported	—	—	(4,804)	(4,804)
Depreciation and amortization, as reported	370	12,045	4,712	17,127
EBITDA (as defined above)	$22,705	$16,341	$(54,066)	$(15,020)

Professional fees	—	—	115	115
Severance	—	—	2,917	2,917
Employee litigation reserve	—	(600)	—	(600)
TBG restructuring	2,222	—	246	2,468
Corporate office transition	—	—	(2,109)	(2,109)
Goodwill derecognition	—	—	59,480	59,480
TBG discontinued operations	—	—	(452)	(452)
Adjusted EBITDA, non-GAAP financial measure	$24,927	$15,741	$6,131	$46,799
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the six months ended December 31, 2020 and 2019 were (18.1)% and (3.3)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the six months ended December 31, 2020 and 2019 were (16.8)% and 10.3%, respectively, and are calculated as adjusted EBITDA divided by adjusted U.S. GAAP revenue for each respective period.

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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended December 31,
	2020	2019

As Adjusted EBITDA	$10,779	$13,058
U.S. GAAP revenue	66,423	79,841
As Adjusted EBITDA as a % of U.S. GAAP revenue	16.2%	16.4%
Non-margin revenue adjustments:
Franchise rental income	(32,285)	(33,630)
Ad Fund revenue	(4,715)	(10,703)
TBG product sales	—	(744)
Adjusted revenue	$29,423	$34,764
As Adjusted EBITDA as a percent of adjusted revenue (1)	36.6%	37.6%

	Six Months Ended December 31,
	2020	2019

As Adjusted EBITDA	$17,745	$24,927
U.S. GAAP revenue	130,404	152,387
As Adjusted EBITDA as a % of U.S. GAAP revenue	13.6%	16.4%
Non-margin revenue adjustments:
Franchise rental income	(64,568)	(65,054)
Ad Fund revenue	(9,224)	(21,129)
TBG product sales	—	(2,010)
Adjusted revenue	$56,612	$64,194
As Adjusted EBITDA as a percent of adjusted revenue (1)	31.3%	38.8%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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